AXP PARTNERS FUNDS

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures

1.  Name of Portfolio    AXP PARTNERS SMALL-CAP VALUE FUND

2.  Name of Issuer       VISTA CARE, INC.

3.  Date of Purchase     12/18/2002

4.  Underwriter from whom purchased      LEHMAN BROTHERS

5. "Affiliated Underwriter" managing or participating in underwriting syndicate LEGG MASON WOOD WALKER

6.  Is a list of the underwriting syndicate's members attached?   Yes  X   No __

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $300,000

8.  Aggregate principal amount of offering  $2,000,000

9.  Purchase price (net of fees and expenses)  $12

10. Date offering commenced  12/18/02

11. Offering price at close of first day on which any sales were made  $15.05

12. Commission, spread or profit $0.84

13. Have the following conditions been satisfied?

    a. The securities are:                                             Yes   No

       Part of an issue registered under the Securities
       Act of 1933 that is being offered to the public;                X     ___

       Eligible Municipal Securities;                                  ___    X

       Sold in an Eligible Foreign Offering; or                        ___    X

       Sold in an Eligible Rule 144A offering?                         ___    X

      (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

                                                                       Yes   No

     b.  (1)  The securities  were purchased  prior to the end of the first day on which any sales were made, at a price that
              is not more than the price paid by each other purchaser
              of  securities  in that  offering or in any  concurrent
              offering of the securities  (except,  in the case of an
              Eligible Foreign  Offering,  for any rights to purchase
              that are  required  by law to be  granted  to  existing
              security holders of the issuer); OR                       X    ___

         (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were  purchased  on or before the fourth day  preceding
              the day on which the rights  offering  terminates?  N/A  ___   ___

     c.  The underwriting was a firm commitment underwriting?           X    ___

     d.  The  commission,  spread,  or profit was reasonable and fair in relation  to that being  received by others for
         underwriting  similar securities during the same period
         (see   Attachment   for   comparison   of  spread  with
         comparable recent offerings)?                                  X    ___

     e.  The  issuer  of the  securities,  except  for  Eligible
         Municipal Securities, and its predecessors have been in
         continuous  operation for not less than three years?           X    ___

     f.  (1)  The amount of the securities,  other than those sold in an Eligible Rule 144A  Offering (see below),  purchased
              by all  of  the  investment  companies  advised  by the
              Adviser did not exceed 25% of the  principal  amount of
              the offering; OR                                          X    ___

         (2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

              (i)  The principal amount of the offering of such class
                   sold by underwriters or members of the selling
                   syndicate to qualified institutional buyers, as
                   defined in Rule 144A(a)(1), plus                    ___   ___

              (ii) The principal amount of the offering of such class
                   in any concurrent public offering?                  ___   ___

     g.  (1)  No affiliated underwriter of the Fund was a direct or
              indirect participant in or beneficiary of the sale; OR    X    ___

                                                                       Yes    No

         (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale  or  otherwise  allocated  to  the  account  of an
              affiliated underwriter?                                  ___   ___

     h.  Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and
         quarterly reports to the Directors?                            X    ___



Approved:    /s/ Daniel A. O'Byrne          Date:       12/18/02
           -------------------------               -----------------------------
                 Daniel A. O'Byrne
                 Subadviser